UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 22, 2005
(Date of earliest event reported)

CGI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 Revere Drive
Suite 510
Northbrook, Illinois  60062
(Address of Principal Executive Offices)

(847) 562-0177
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

On November 17, 2005, CGI Holding Corporation d/b/a Think Partnership Inc., a Nevada corporation (the “Company”) issued a press release announcing: (1) its results of operations and financial condition for the three and nine months ended September 30, 2005, (2) the expected impact of the previously announced restatement concerning its WebSourced, Inc. subsidiary, and (3) a restatement concerning its PrimaryAds Inc. subsidiary, changing the presentation of its revenue from gross to net.  The press release also contains a correction to a typographical error contained in the Form 8-K/A filed by the Company with the Securities and Exchange Commission on November 21, 2005, by announcing that the Company believes that, due to the change in presentation of revenue, the Company’s consolidated revenues for the three and six months ended June 30, 2005 will be reduced to approximately $10.3 million and $19.5 million, respectively, as opposed to approximately $12.3 million and $22.4 million, respectively, as disclosed in the Form 8-K/A.   A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of the Businesses Acquired.

None.

(b)                                 Pro Forma Financial Information

None.

(c)                                  Exhibits

99.1                           Press Release dated November 22, 2005 announcing the Company’s plans to restate its financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 22, 2005

CGI HOLDING CORPORATION.

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	Chief Executive Officer

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